Exhibit 99.2

American Cannabis Company to Present at the

Annual LD Micro Conference

DENVER, CO / November 17, 2014 / American Cannabis Company Inc. (OTCQB: AMMJ) (the “Company”), a full service cannabis industry consulting and provider of proprietary products, today announced that it is scheduled to present at the upcoming 7th Annual LD MICRO conference on Wednesday, December 2, 2014, at 4:00 p.m. (PT) in Track 2 at the Luxe Sunset Bel Air, Los Angeles, California.

Trent Woloveck, American Cannabis Company COO, will present an overview of the Company’s business and growth strategy. A copy of the presentation will be available on the Company’s website at www.americancannabiscompanyinc.com on December 2, 2014.

Over 240 small- and micro-cap companies will be presenting and over 1,000 attendees are expected to attend the LD MICRO Conference this year.

About American Cannabis Company:

American Cannabis Company (“ACC”) offers end-to-end solutions to existing and aspiring participants in the cannabis industry. We utilize our industry expertise to provide business planning and market assessment services, assist state licensing procurement, create business infrastructure and operational best practices. Through our two vertically integrated businesses, American Cannabis Consulting and Trade Winds Inc., a group purchasing organization, we support our clients from concept to creation to commercialization.

For more information, please visit: www.americancannabiscompanyinc.com

About LD MICRO

LD Micro is an investment newsletter firm that focuses on finding undervalued companies in the micro-cap space. Since 2002, the firm has published reports on select companies throughout the year. The firm also hosts the LD Micro Invitational. It is a non-registered investment advisor.

For more information, please contact 408-457-1042 or visit www.ldmicro.com.

Forward Looking Statements

This news release contains "forward-looking statements" which are not purely historical and may include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities and words such as "anticipate," "seek," intend," "believe," "estimate," "expect," "project," "plan," or similar phrases may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects, the future U.S. and global economies, the impact of competition, and the Company's reliance on existing regulations regarding the use and development of cannabis-based drugs. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission. For more information, please visit www.sec.gov.

CONTACT:

Trent Woloveck

Chief Operating Officer

American Cannabis Company

614-271-4349

trent@americancannabisconsulting.com

SOURCE: American Cannabis Company Inc.